UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan (the “Plan”), YRC Worldwide Inc. (the “Company”) may grant from time to time, among other things, restricted stock and performance-based awards to employees, non-employee directors and consultants or independent contractors to the Company.

On March 9, 2015, the Compensation Committee of the Board of Directors of the Company adopted a new form of Restricted Stock Agreement and a form of Performance Stock Unit Agreement to grant restricted stock and performance-based stock unit awards, respectively, pursuant to the Plan. The performance-based stock unit awards are intended to align with current market practices in executive compensation and to align executive pay with Company performance.

The maximum number of shares that may be earned pursuant to the Performance Stock Unit Agreement will be determined based upon the performance measure of return on invested capital of the Company (“ROIC”), measured over a one-year period. The portion of such maximum number of shares that ultimately vest will be based upon continued employment over a three-year period. Depending on the Company’s ROIC performance over the performance period and duration that the recipient remains employed with, or provides services to, the Company, the recipient may earn up to 200% of the target number of shares underlying the performance-based stock unit award. Vested units are settled in shares of the Company’s common stock. The form of Performance Stock Unit Agreement provides for accelerated or pro-rata vesting and settlement of stock units underlying the performance-based stock unit award in certain circumstances, including in the event of a termination without cause or resignation for good reason, a termination without cause or resignation for good reason within 12 months following a change of control of the Company, or upon death or becoming permanently and totally disabled.

The new form of Restricted Stock Agreement provides for the award of restricted stock of the Company that vests ratably as set forth in the terms of each award of restricted stock, beginning on the first anniversary of the grant of such restricted stock. The new form of Restricted Stock Agreement provides for accelerated or pro-rata vesting of the restricted stock in certain circumstances, including in the event of a termination without cause or resignation for good reason, a termination without cause or resignation for good reason within 12 months following a change of control of the Company, or upon death or becoming permanently and totally disabled.

The foregoing description of the Restricted Stock Agreement and the Performance Stock Unit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restricted Stock Agreement and the Performance Stock Unit Agreement, a copy of which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Agreement

10.2	Form of Performance Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

	By:	/s/ Stephanie D. Fisher
Stephanie D. Fisher
Vice President and Controller

Date: March 13, 2015

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement

10.2	Form of Performance Stock Unit Agreement

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